Exhibit 4.5

FIRST AMENDMENT

 TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“this First Amendment”) is made and entered into as of the 31st day of October, 2018, by and among:

(i)      FERROGLOBE PLC, a public limited company organized under the laws of England and Wales with a registered address at 5 Fleet Place, London EC4M 7RD, United Kingdom and registered number 09425113 (the “Borrower”);

(ii)     each of the GUARANTORS party hereto (each a “Guarantor” and, collectively, the “Guarantors”);

(iii)     the LENDERS SIGNATORIES hereto (each a “Lender” and, collectively, the “Lenders”); and

(iv)     PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent (in such capacity, the “Administrative Agent”).

Recitals:

A.      The Borrower, the Guarantors, the Administrative Agent, the Lenders, and certain other parties are the parties to that certain Credit Agreement dated as of February 27, 2018 (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

B.      The Borrower and the Guarantors have requested (i) that the definition of “Lender Provided Interest Rate Hedge” be amended to include an Interest Rate Hedge between the Borrower and Goldman Sachs International, an Affiliate of Goldman Sachs Lending Partners LLC, that was entered into before Goldman Sachs Lending Partners LLC became a Lender party to the Credit Agreement and (ii) certain other amendments to the Credit Agreement.

C.      Subject to the terms and conditions of this First Amendment, the Lenders have agreed to grant such requests.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and of the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.     Amendments of the Credit Agreement; Waiver. Subject to the terms, conditions and limitations of this First Amendment, including, without limitation, Section 2, below,

(A)     The following defined term is hereby added to Section 1.1 [Certain Definitions] of the Credit Agreement in the appropriate alphabetical order:

“Goldman Hedge” shall mean the Interest Rate Hedge, with Reference Number LTAAB67S33333M3CQRT.0.0.0/059703538, dated as of May 19, 2017, between the Borrower and Goldman Sachs International, which is subject to the 2002 ISDA Master Agreement dated as of May 11, 2017 between the Borrower and Goldman Sachs International (and related documents).

(B)     The definition of the term “Lender Provided Interest Rate Hedge” in Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

Lender Provided Interest Rate Hedge shall mean (i) an Interest Rate Hedge which is provided by any Lender or its Affiliate and for which such Lender confirms to the Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes and (ii) the Goldman Hedge. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Loan Party and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of any such other Loan Party. The Liens securing the Interest Rate Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

(C)     Subsection (b) of Section 12.1 [UK Security Trustee as Trustee] of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(b) The UK Security Trustee declares that it holds the UK Collateral on trust for itself, the Administrative Agent, the Issuing Bank, the Swing Lender, and the Lenders, and any Lenders or their Affiliates from time to time providing Lender Provided Foreign Currency Hedges, Lender Provided Interest Rate Hedges or Other Lender Provided Financial Service Products (collectively, and together with the Spanish Security Agent, the “Secured Parties”) on the terms contained in this Agreement.

(D)     The Lenders hereby waive any such Potential Default or Event of Default under Section 9.1.4 [Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws], by reference to Section 8.2.1 [Indebtedness], as may exist prior to the First Amendment Effective Date by virtue of the Borrower’s being party to the Goldman Hedge (the “Goldman Hedge Default”). Such waiver (i) is limited to its express terms, (ii) shall not be deemed to be a waiver of any Event of Default or Potential Default that may have existed on or prior to the First Amendment Effective Date (defined below), other than the Goldman Hedge Default, or of any Event of Default or Potential Default that may hereafter arise, (iii) is not intended to, and shall not, establish any course of dealing between the Borrower and the Lenders or the Administrative Agent that is inconsistent with the express terms of the Credit Agreement, (iv) shall not operate as a waiver of any other right, power, or remedy of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, at law or in equity, and (v) shall not be construed as an agreement or understanding by the Lenders or the Administrative Agent to grant any other waiver or other accommodation in the future with respect to any provision of the Credit Agreement or any other Loan Document.

2.      First Amendment Effective Date; Conditions Precedent; Certifications.

(A)    Conditions Precedent. The amendments and waiver provided for in Section 1, above, shall not be effective unless and until the Borrower has satisfied all of the following conditions precedent (the date on which such effectiveness occurs being the “First Amendment Effective Date”):

(i)      The Borrower, the Guarantors, the Administrative Agent and the Required Lenders shall have executed and delivered this First Amendment;

(ii)     The certifications of the Borrower and the Guarantors contained in clauses (i) and

(ii) of paragraph (B), below, shall be true and correct as of such date, and the Borrower and the Guarantors shall be deemed to have re-made each such certification on and as of the First Amendment Effective Date;

(iii)     The certifications of the Borrower and the Guarantors contained in clause (iii) of paragraph (B), below, shall be true and correct as of such date, and the Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower, and a certificate of the Borrower on behalf of each Guarantor, to that effect dated as of the First Amendment Effective Date and reasonably satisfactory to the Administrative Agent in form and substance;

(iv)     All legal matters incident to this First Amendment and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Squire Patton Boggs (US) LLP, Cleveland, Ohio, special counsel to the Administrative Agent (the “Special Counsel”); and

(v)     The Administrative Agent and the Lenders shall have received such approvals, documents or materials as they may reasonably request.

(B)     Loan Party Certifications. Each Loan Party hereby certifies to the Administrative

Agent and each Lender that, as of the First Amendment Effective Date, and after giving effect to the modifications and waiver provided for in Section 1, above, (i) the representations and warranties of the Loan Parties contained in the Credit Agreement are true and correct in all material respects as though made on and as of such date, unless expressly made as of a prior date (in which case such representations and warranties shall have been true and correct in all material respects as of such prior date); provided that any representation and warranty that is qualified as to materiality, “Material Adverse Change” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects as of such respective dates; (ii) no event or condition has occurred and is continuing that constitutes an Event of Default or Potential Default; and (iii) the execution and delivery of this First Amendment by the Borrower and each Guarantor have been approved by all necessary action of such Loan Parties’ respective boards of directors (or equivalent bodies otherwise named).

Upon the satisfaction of the foregoing conditions and the effectiveness of this First Amendment, the Administrative Agent shall advise the Borrower and the Lenders of the date on which the First Amendment Effective Date occurs. Notwithstanding the foregoing, if the First Amendment Effective Date has not occurred on or before November 5, 2018, this First Amendment shall not become effective and shall be deemed of no further force and effect.

3.     No Other Modifications. Except as expressly provided in this First Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.

4.     Confirmation of Obligations. The Borrower and each Guarantor hereby confirm that the Borrower is indebted to the Lenders for the outstanding Loans and Letter of Credit Obligations and are also obligated to the Lenders in respect of other Obligations as set forth in the Credit Agreement and the other Loan Documents. Each of the Borrower and the Guarantors further acknowledges and agrees that as of the date hereof, to its knowledge after due inquiry, it has no claim, defense or set-off right against any Lender, the Administrative Agent, or the Issuing

Lender of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by any Lender, the Administrative Agent, or the Issuing Lender of the full amount of the Loans and other Obligations of the Loan Parties under the Credit Agreement and the other Loan Documents.

5.     Administrative Agent’s Expense.     The Borrower agrees to reimburse the Administrative Agent promptly for its reasonable invoiced out-of-pocket costs and expenses incurred in connection with this First Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of the Special Counsel.

6.      Governing Law; Binding Effect.

(A)    This First Amendment shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles.

(B)    The provisions of this First Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

7.     Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment, or any certificate delivered hereunder, by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this First Amendment. Upon request of the Administrative Agent, any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this First Amendment.

8.      Miscellaneous.

(A)     Upon the effectiveness of this First Amendment, this First Amendment shall be a Loan Document.

(B)     The provisions of this First Amendment are intended to be severable. If any provision of this First Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(C)     Section headings herein are included for convenience and shall not affect the interpretation of this First Amendment.

9.     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS  BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND

CERTIFICATIONS IN THIS SECTION.

[No additional provisions are on this page; the page next following is a signature page.]

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Lenders, and the Administrative Agent have hereunto set their hands as of the date first above written.

BORROWER

FERROGLOBE PLC
By:	/s/ Pedro Larrea Paguaga
Name:	Pedro Larrea Paguaga
Title:	CEO

GUARANTORS

GLOBE SPECIALTY METALS, INC.
By:	/s/ Brian D’Amico
Name:	Brian D’Amico
Title:	Vice President and Secretary

GRUPO FERROATLÁNTICA S.A.U
By:	/s/ Oscar Robles Alvarez
Name:	Oscar Robles Alvarez
Title:	Deputy Chief Financial Officer

FERROATLÁNTICA S.A.U.
By:	/s/ Oscar Robles Alvarez
Name:	Oscar Robles Alvarez
Title:	Deputy Chief Financial Officer

[Ferroglobe First Amendment Signature Page]

FERROPEM, S.A.S.
By:	/s/ Pedro Larrea Paguaga
Name:	Pedro Larrea Paguaga
Title:	President

ALABAMA SAND AND GRAVEL, INC., a Delaware corporation

GLOBE METALLURGICAL INC., a Delaware corporation

ALDEN RESOURCES LLC, a Delaware limited liability company

ARL RESOURCES, LLC, a Delaware limited liability company

ARL SERVICES, LLC, a Delaware limited liability company

ALDEN SALES CORP, LLC, a Delaware limited liability company

CORE METALS GROUP HOLDINGS LLC, a Delaware limited liability company

CORE METALS GROUP LLC, a Delaware limited liability company

METALLURGICAL PROCESS MATERIALS, LLC, a Delaware limited liability company

TENNESSEE ALLOYS COMPANY, LLC, a Delaware limited liability company

GSM SALES, INC., a Delaware corporation

NORCHEM, INC., a Florida corporation

GATLIFF SERVICES, LLC, a Delaware limited liability company

By:	/s/ Brian D’Amico
Name:	Brian D’Amico
Title:	Vice President and Secretary

[Ferroglobe First Amendment Signature Page]

ADMINISTRATIVE AGENT, ISSUING LENDERS AND LENDERS

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Spanish Security Agent, UK Security Trustee, Issuing Lender, Swing Loan Lender and a Lender

By:	/s/ Mahir J. Desai
Name:	Mahir J. Desai
Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA, as Issuing Lender for Existing Letters of Credit and a Lender

By:	/s/ A. Paul Dawley
Name:	A. Paul Dawley
Title:	Senior Vice President

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Patrick Hartweger
Name:	Patrick Hartweger
Title:	Managing Director

[Ferroglobe First Amendment Signature Page]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Sullivan
Name:	Michael Sullivan
Title:	Senior Director

CAIXABANK, S.A., as a Lender

By:	/s/ Javier Garcia Faubel /s/ Fernando Alvarez-Qui
Name:	Javier Garcia Faubel Fernando Alvarez-Qui
Title:

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

[Ferroglobe First Amendment Signature Page]